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                                                                 EXHIBIT 99.2

                                                                       , 1999

Morgan Stanley & Co. Incorporated
BT Alex. Brown Incorporated
Smith Barney Inc.
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Dear Sirs and Mesdames:

     The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") proposes to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Bronner Slosberg Humphrey Co., and any successor thereto (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley (the "UNDERWRITERS"), of shares (the "SHARES") of the Common Stock, $0.01 par value per share of the Company (the "COMMON STOCK").

     To include the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, he, she or it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that if the last reported sale price of the
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Common Stock per share is at least twice the price per share of the Common Stock sold in the Public Offering for 20 out of the 30 consecutive trading days ending on the trading day immediately preceding the 90th day after the date of the Prospectus, then the foregoing restrictions shall be earlier released with respect to 33% of the shares of Common Stock held by the undersigned on the date hereof on the later to occur of (a) the 90th day after the date of the Prospectus if the Company makes its first post-offering public release of its quarterly or annual earnings results during the period beginning on the eleventh trading day after the date of the Prospectus and ending on the day prior to the 90th day after the date of the Prospectus, or (b) the second trading day after the first public release of the Company's quarterly or annual results occurring on or after the 90th day after the date of the Prospectus if the Company does not make its first post-offering public release as set forth in the foregoing clause (a). Notwithstanding the foregoing, (i) gifts and transfers by will or intestacy or (ii) transfers to (A) the undersigned's members, partners, affiliates or immediate family or (B) a trust, the beneficiaries of which are the undersigned and/or members of the undersigned's immediate family, shall not be prohibited by this agreement; provided that (x) the donee or transferee agrees in writing to be bound by the foregoing in the same manner as it applies to the undersigned (and a copy of such agreement is delivered to Morgan Stanley) and (y) if the donor or transferor is a reporting person subject to Section
16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), any gifts or transfers made in accordance with this paragraph shall not require such person to, and such person shall not voluntarily, file a report of such transaction on Form 4 under the Exchange Act. "Immediate family" shall mean spouse, lineal descendants, father, mother, brother, sister or first cousin of the transferor and father, mother, brother or sister of the transferor's spouse. In addition, the restrictions contained in clauses (1) and (2) above shall not apply to (a) transactions entered into with the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, or (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering. The undersigned further agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, he, she or it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                    Very truly yours,

                                    Name:
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                                    Address:
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